SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING MARCH 31, 1999
                                            ----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION (USA)
                    BA MASTER CREDIT CARD TRUST SERIES 1998-B


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables..............  $119,882,854.67
                                                                 ---------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)................................$ 12,725,563.01
                                                                  --------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.........................................$  1,400,009.49
                                                                  --------------

      4.  The aggregate amount of Servicer Interchange...........$    625,000.00
                                                                  --------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1998-A Certificates................................... $ 13,500,572.50
                                                                  --------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1998-A  Certificates..................................$ 119,882,854.67
                                                                 --------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1998-A Certificates.........................$          0.00
                                                                  --------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.......$          0.00
                                                                  --------------

      9.  The excess, if any, of the Required Collateral
          Interest over the Collateral Interest..................$          0.00
                                                                  --------------

     10.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to.....................................$ 60,000,000.00
                                                                  --------------

     11. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the
         (i)  Class A Certificateholders.........................$  2,826,049.61
                                                                  --------------

         (ii) Class B Certificateholders.........................$    185,374.35
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    284,877.08
                                                                  --------------

     12. The amount of principal payable to the
         (i)  Class A Certificateholders.........................$          0.00
                                                                  --------------

         (ii) Class B Certificateholders.........................$          0.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$          0.00
                                                                  --------------

     13. The sum of all amounts payable to the
         (i)  Class A Certificateholders.........................$  2,826,049.61
                                                                  --------------

         (ii) Class B Certificateholders ........................$    185,374.35
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    284,877.08
                                                                  --------------

     14. To the knowledge of the undersigned, no Series
         1998-B Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 9th day of April, 1999.
                                              --------------------------

                                 BANK OF AMERICA NATIONAL ASSOCIATION (USA)

                                 Transferor and Servicer


                                 By:  /s/ MARGARET A. SPRUDE
                                      --------------------------------------
                                      Name:  Margaret A. Sprude
                                      Title: SVP & Chief Financial Officer